UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 6, 2014

Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(e)        On May 6, 2014, East West Bancorp, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, the ten nominees for director were elected to the Company’s Board of Directors and the Company’s stockholders approved the proposal to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2014. The advisory vote regarding the Company’s executive compensation as set forth in the Proxy Statement was approved.

1.                                    Election of the following ten nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Votes Abstained	Broker Non- Votes
Iris S. Chan	117,210,301	626,678	N/A	14,065,648
Rudolph I. Estrada	116,874,449	962,530	N/A	14,065,648
Julia S. Gouw	117,357,207	479,772	N/A	14,065,648
Paul H. Irving	116,114,025	1,722,954	N/A	14,065,648
Tak-Chuen Clarence Kwan	117,021,585	815,394	N/A	14,065,648
John Lee	116,404,828	1,432,151	N/A	14,065,648
Herman Y. Li	115,972,168	1,864,811	N/A	14,065,648
Jack C. Liu	117,342,754	494,225	N/A	14,065,648
Dominic Ng	115,391,240	2,445,739	N/A	14,065,648
Keith W. Renken	117,056,036	780,943	N/A	14,065,648

2.                                    Ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014.

Votes Cast For	Votes Against	Votes Abstained	Broker Non- Votes
131,731,921	69,543	101,163	0

3.                                    In a non-binding advisory vote regarding compensation as disclosed in the 2014 Proxy Statement, the votes are as follows:

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
115,029,342	1,573,245	1,234,392	14,065,648

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: May 8, 2014	By: /s/ Douglas P. Krause Douglas P. Krause, Esq., Executive Vice President and General Counsel